As filed with the Securities and Exchange Commission on March 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-1849232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

320 South Canal Street, 50th Floor Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Alight, Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

Copy to:

Martin T. Felli Chief Legal Officer and Corporate Secretary Alight, Inc. 320 South Canal Street, 50th Floor Chicago, Illinois 60606 Tel.: (224) 737-7000	Edgar J. Lewandowski Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Alight, Inc. (the “Registrant” or the “Company”) for the purpose of registering an additional 65,000,000 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of the Registrant issuable under the Alight, Inc. 2021 Omnibus Incentive Plan (the “Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No.  333-259450) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on September 10, 2021 (the “Original Registration Statement”). These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of shares subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II thereof are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 24, 2026;

(2)

the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April   22, 2025 (solely those portions that were incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024);

(3)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 22, 2026, February 19, 2026, and February 27, 2026;

(4)	the description of the Registrant’s securities set forth in Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 10, 2022.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Alight, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-39299), filed with the SEC on July 12, 2021).

3.2	Amended and Restated Bylaws of Alight, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-39299), filed with the SEC on July 12, 2021).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

10.1	Alight, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-39299), filed with the SEC on July 12, 2021).

23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1 hereto).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Alight, Inc.

24.1*	Powers of Attorney (included in the signature page to this Registration Statement)

107.1*	Filing fee table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 6, 2026.

ALIGHT, INC.
By:	/s/ Rohit Verma
Rohit Verma
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Rohit Verma, Gregory Giometti and Martin T. Felli as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments, including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rohit Verma Rohit Verma	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2026

/s/ Gregory Giometti Gregory Giometti	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2026

/s/ Russell P. Fradin Russell P. Fradin	Chairman of the Board of Directors	March 6, 2026

/s/ William P. Foley, II William P. Foley, II	Director	March 6, 2026

/s/ Mike Hayes Mike Hayes	Director	March 6, 2026

/s/ Robert Lopes, Jr. Robert Lopes, Jr.	Director	March 6, 2026

/s/ Siobhan Nolan Mangini Siobhan Nolan Mangini	Director	March 6, 2026

/s/ Richard N. Massey Richard N. Massey	Director	March 6, 2026

/s/ Kausik Rajgopal Kausik Rajgopal	Director	March 6, 2026

/s/ Coretha Rushing Coretha Rushing	Director	March 6, 2026

/s/ Robert Schriesheim Robert Schriesheim	Director	March 6, 2026

/s/ Denise Williams Denise Williams	Director	March 6, 2026